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                                  EXHIBIT 10.1

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF CONNECTICUT
                               BRIDGEPORT DIVISION

--------------------------------------------
                                            :
In re:                                      :        Chapter 7
                                            :
         GEM TECHNOLOGIES, INC.             :        Case No. 93-50754
                                            :
                  Debtor                    :
                                            :
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                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT is entered into as of MAY 30, 2001, by and among the following parties (collectively, the "Parties"):

         (a) Robert F. Gruder ("Gruder");

         (b) Information Architects Corporation, a North Carolina corporation formerly named Alydaar Software Corporation, which is the survivor of a merger between Daar, Inc., a North Carolina corporation, and Alydaar Software Corporation, a Utah corporation formerly named both Gem Technologies, Inc. and Enertronix, Inc. ("IARC");

         (c) Thomas J. Dudchik ("Dudchik");

         (d) Richard Belford, as Trustee of the Estate of Gem Technologies, Inc. a Connecticut corporation (the "Debtor") in a case (the "Bankruptcy Case") filed under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut in Bridgeport captioned In re Gem Technologies, Inc., No. 93-50754 (the "Trustee");


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         (e) Mark B. Fisher ("Fisher");

         (f) Steven R. Goldberg ("Goldberg"); and

         (g) Andrew Kaplan, Kenneth Carter, John R. Conhenney, Brian Donahue, Randi Fisher, Jonathan Fleisig, Thomas Hansen, Melvin A. Brosterman, Bernard A. Hoffman, Joseph F. Joyce, Jack Kamin, Dennis Maloney, Edmond Mekertichian, Russell Paparo, Neil Rosenfeld, Robert Shearman, Keith Simons, Joann P. Visconto, Donald Vogel and Joel Weisman (collectively, the "Fisher Group").

         WHEREAS, Gruder was chairman, president and majority shareholder of the Debtor upon its incorporation in 1989; and

         WHEREAS, in October 1989 the Fisher Group and Goldberg loaned the Debtor $175,000 pursuant to a Note Purchase Agreement and Promissory Notes (collectively, the "Loan Documents") providing for the conversion of the Promissory Notes into equity interests in the Debtor under conditions and circumstances as set forth in detail in the Loan Documents; and

         WHEREAS, in October 1989 Robert Gruder, Trustee became record owner of a majority of the shares of Enertronix, Inc., a predecessor of IARC; and

         WHEREAS, the Debtor was dissolved by the Connecticut Secretary of State in July 1992; and

         WHEREAS, the Bankruptcy Case was commenced by the filing of a petition for relief on March 8, 1993; and

         WHEREAS, an order was entered closing the Bankruptcy Case and discharging the Trustee on November 3, 1993; and



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         WHEREAS, the Fisher Group commenced litigation against Gruder, Dudchik, the Debtor and IARC in the Connecticut Superior Court for the Judicial District of Fairfield at Bridgeport by writ returnable on July 23, 1996, in a case captioned Kaplan v. Gruder, No. CV-96-0334308S (the "State Court Case"); and

         WHEREAS, as of the date of commencement of the State Court Case Gruder was the record owner of certain shares of IARC, record ownership of which had previously been in the name of "Robert F. Gruder, Trustee"; and

         WHEREAS, in the State Court Case the Fisher Group alleged, among other things, that they had a right to receive an equity interest in IARC upon the exercise of the conversion rights granted to them in the Loan Documents, and that their attempt to exercise such rights had been wrongly rejected; and

         WHEREAS, the defendants in the State Court Case denied all liability;
and

         WHEREAS, the Court in the State Court Case rendered decisions by memoranda dated May 19, 1999 and May 25, 2000, in which certain relief sought by the Fisher Group was granted, other relief was denied, and the right to other relief was held to belong solely to the Trustee; and

         WHEREAS, judgment in the State Court Case was entered for the Fisher Group in the amount of $175,000, plus interest in the amount of $185,979.45 as of May 25, 2000, plus attorneys' fees and expenses in the amount of $403,241.72; and

         WHEREAS, Gruder caused the sum of $765,421.17 to be deposited in escrow by his attorneys, Zeldes, Needle & Cooper, A Professional Corporation ("ZNC") on June 14, 2000, which sum, with interest thereon (aggregating



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$796,239.32 as of April 30, 2001) ZNC continues to hold in escrow (the "June
2000 Escrow Account"); and

         WHEREAS, the Fisher Group filed an appeal to the Appellate Court from the judgment of the Superior Court in the State Court case, which appeal bears docket no. AC 20901 (the "State Court Appeal"); and

         WHEREAS, Gruder filed a cross appeal in the State Court Appeal; and

         WHEREAS, the State Court Appeal is awaiting assignment for oral argument; and

         WHEREAS, on or about December 20, 1999 the Trustee moved to reopen the Bankruptcy Case, which motion was granted on February 14, 2000; and

         WHEREAS, Fisher claims that, subsequent to the reopening of the Bankruptcy Case, he purchased 1,411 shares of the Debtor's Common Stock (the "Acquired Shares") from the individuals listed on EXHIBIT A hereto; and

         WHEREAS, Fisher, Goldberg and the Fisher Group have filed documents titled "Proof of Claim" in the Bankruptcy Case to which Gruder filed objections; and

         WHEREAS, by complaint dated June 26, 2000 the Trustee initiated an adversary proceeding against Gruder, captioned Belford v. Gruder, Adv. Pro. No. 00-5049 (the "Adversary Proceeding"), purporting to seek the turnover of all of Gruder's shares in IARC and all proceeds from any sales of IARC shares by Gruder; and

         WHEREAS, the Trustee, Fisher, Goldberg and the Fisher Group claim that certain shares of IARC, record ownership of which was previously in the name of


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Robert Gruder, Trustee, should have been listed as an asset of the Debtor in
1993 and that such shares, of which record ownership is now in Gruder's name, as well as the proceeds realized from sales of such shares, should now be turned over to the Trustee by Gruder; and

         WHEREAS, as a purported shareholder of the Debtor, Fisher further claims an interest in certain IARC shares of which Gruder has been the record owner, as well as in the proceeds of sales thereof; and

         WHEREAS, Goldberg and the Fisher Group claim that, as a result of the Loan Documents, they are entitled to an ownership interest in certain IARC shares of which Gruder has been the record owner, as well as the proceeds of sales thereof; and

         WHEREAS, Gruder denies that the shares of IARC of which he is or was record owner are or were property of the Debtor, denies that the Trustee, the Debtor, Fisher, Goldberg, or the Fisher Group has ever had any property interest in such shares or the proceeds thereof at any time, and denies all liability in the Adversary Proceeding; and

         WHEREAS, the trial in the Adversary Proceeding has commenced but has not been concluded; and

         WHEREAS, on February 7, 2001, the Bankruptcy Court entered an order from the bench prohibiting Gruder from alienating, transferring or encumbering any shares in IARC of which he is the record owner (the "Injunction"); and

         WHEREAS, Gruder filed a motion in the adversary proceeding seeking to disqualify the Trustee's counsel (the "Disqualification Motion"), which motion the



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Bankruptcy Court denied from the bench on March 1, 2001, with a written memorandum to follow; and

         WHEREAS, on March 9, 2001 Gruder filed an appeal to the United States District Court from the oral decision of the Bankruptcy Court denying the Disqualification Motion (the "Bankruptcy Appeal"); and

         WHEREAS, pursuant to the Stipulated Motion for Entry of Order Staying Appeal, a copy of which is annexed hereto as EXHIBIT B, Gruder and the Trustee have stipulated to a stay of all proceedings on the Bankruptcy Appeal pending implementation of the settlement provided for in this Settlement Agreement; and

         WHEREAS, Gruder caused the sum of $400,000 to be deposited in escrow by ZNC on April 23, 2001, which sum, with interest thereon, ZNC continues to hold in escrow (the "April 2001 Escrow Account"); and

         WHEREAS, in order to avoid the expense, delay and uncertainty of future litigation, and without admitting that any claims, defenses, objections, positions, arguments or appeals of any Party are or may be meritorious, the Parties wish to resolve their differences, and IARC in particular has determined that it is in its best interest to resolve all pending litigation matters pertaining to it to avoid future expense (including attorneys' fees), the risks of prolonged litigation and the disruption of its business activities;

         NOW, THEREFORE, in consideration of the foregoing recitals, all of which are incorporated as substantive provisions of this Settlement Agreement, their respective rights and obligations hereunder, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of



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which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree with each other as follows:

         1. Contemporaneously with the execution hereof, Gruder, the Trustee, Fisher and ZNC, as Escrow Agent, shall execute the Cash Escrow Agreement annexed hereto as EXHIBIT C. The funds being held in the April 2001 Escrow Account shall thereafter be released pursuant to the terms of the Cash Escrow Agreement.

         2. Forthwith upon the execution of this Settlement Agreement by the Parties, the Trustee shall file with the Bankruptcy Court a Motion for Order Approving Settlement of Claims Between Richard Belford, the Chapter 7 Trustee for Gem Technologies, Inc., Robert F. Gruder, Information Architects Corporation, Thomas J. Dudchik, Mark B. Fisher, Steven R. Goldberg and the Fisher Group ("Motion to Approve Settlement") annexed hereto as EXHIBIT D . The Trustee shall cause a hearing to be set on the Motion to Approve Settlement on July 10, 2001 at 2:00 p.m. (or as soon thereafter as the Bankruptcy Court's calendar will allow), subject to postponement pursuant to paragraph 5 hereof; shall provide notice of the Motion to Approve Settlement and the hearing to all parties in interest in the Bankruptcy Case, including but not limited to all creditors, equity security holders and contract parties who are listed in the Debtor's Statement and Schedules as they may be amended to date, or who have filed proofs of claim or interest, or who have been otherwise disclosed to the Trustee, or who are listed on EXHIBIT A as sellers of Acquired Shares to



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Fisher; and, at the hearing, shall provide or proffer testimony in support of the Motion to Approve Settlement and the relief requested therein.

         3. Contemporaneously with the execution hereof, IARC, Gruder and Fisher shall execute the Registration Rights Agreement annexed hereto as EXHIBIT E (the "Registration Rights Agreement") with respect to the 610,000 common shares of IARC referred to in paragraph 7(a) hereof and the 500,000 common shares of IARC referred to in paragraph 7(b) hereof.

         4. No later than the third business day after Fisher provides the information required by ss.6.2 of the Registration Rights Agreement, or June 12, 2001, whichever is later, IARC shall cause a Registration Statement to be filed with the Securities and Exchange Commission ("SEC") on Form S-3 (or such other form as may be appropriate under the Securities Act of 1933), which, upon being declared effective, will cause the shares of IARC that are the subject of the Registration Rights Agreement to be registered for resale to the public under the Securities Act of 1933 (the "Registration Statement"). (The date on which the Registration Statement is declared effective is referred to as the "Registration Date.")

         5. In the event that, as of 12:00 noon on the last business day before a hearing on the Motion to Approve Settlement (the "Hearing") is initially scheduled to be heard or to which such Hearing has been continued or adjourned, the Registration Statement cannot yet be declared effective due to the fact that the SEC has issued (or stated its intention to issue) a comment letter to which IARC has not yet responded to the SEC's satisfaction, then Fisher and the


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Trustee shall elect to do one of the following: (a) adjourn the Hearing for twenty-one (21) days or such longer period of time if agreed to by the Parties; or (b) declare this Settlement Agreement terminated. Fisher and the Trustee shall give notice of this election to Gruder and IARC no later than 12:00 noon on the last business day preceding the Hearing. If Fisher and the Trustee disagree, or if either of them fails to give such notice of their election by 12:00 noon on the last business day preceding the Hearing, the Hearing shall be adjourned for twenty-one (21) days. If this Settlement Agreement is terminated pursuant to this paragraph, the Trustee will withdraw the Motion to Approve Settlement

         6. The parties agree that counsel for the Trustee and counsel for Gruder shall jointly request the Court to schedule trial dates on the Adversary Proceeding for a date no earlier than August 15, 2001 so that the Trustee can proceed with the trial of the Adversary Proceeding in the event the Motion to Approve Settlement is withdrawn or otherwise denied.

         7. Upon the entry of an order by the Bankruptcy Court granting the Motion to Approve Settlement and upon such order becoming final and unappealable after exhaustion of all appeals or the expiration of the time for any appeal or motion for extension of time to appeal with no appeal or motion having been filed (the "Final Order," which shall be deemed entered on the date on which it becomes final as described in this sentence), Gruder shall take the following actions:

                  (a) Gruder shall cause a certificate or certificates for 610,000 common shares of IARC to be delivered to Fisher. The shares shall become


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registered for resale to the public upon the effectiveness of the Registration
Statement, which will permit the resale of the Shares by Fisher as described in the Registration Rights Agreement, shall be free and clear of all liens and encumbrances, and may, in addition to shares owned by Gruder, include shares newly issued by IARC.

                  (b) Gruder shall execute and deliver to Fisher a non-negotiable promissory note (the "Non-Recourse Note") in the principal amount of $600,000 dated as of June 1, 2001 in the form annexed hereto as EXHIBIT F, together with a Security Agreement in the form annexed hereto as EXHIBIT G (the "Security Agreement") and Stock Escrow Agreement in the form annexed hereto as EXHIBIT H (the "Stock Escrow Agreement"). The Non-Recourse Note shall be with recourse only with respect to the collateral described in and subject to the Security Agreement, but otherwise shall be without recourse. The sole collateral shall be 500,000 common shares of IARC, which Gruder shall simultaneously cause to be deposited in escrow with ZNC pursuant to the Stock Escrow Agreement. The shares shall become registered for resale to the public upon the effectiveness of the Registration Statement, which will permit the resale of the Shares by Fisher as described in the Registration Rights Agreement, and shall be free and clear of all liens and encumbrances.

                  (c) Gruder shall cause ZNC to release all sums held in the June 2000 Escrow Account to Fisher or his designee.



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                  (d) Gruder shall cause his counsel to withdraw the Bankruptcy
Appeal in accordance with the Stipulated Motion for Entry of Order Staying
Appeal.

                  (e) Gruder shall cause ZNC to release and deliver $100,000 from the April 2001 Escrow Account to Fisher or his designee in accordance with the terms of the Cash Escrow Agreement. In the event any term of this Settlement Agreement conflicts with any term of the Cash Escrow Agreement, the Cash Escrow Agreement shall be controlling.

                  (f) Gruder shall cause ZNC to release and deliver $300,000 plus all accrued interest (the "Estate Funds") from the April 2001 Escrow Account to the Trustee in accordance with the terms of the Cash Escrow Agreement. In the event any term of this Settlement Agreement conflicts with any term of the Cash Escrow Agreement, the Cash Escrow Agreement shall be controlling.

         8. Prior to the Hearing, Fisher, Goldberg and The Fisher Group will deliver to Pullman & Comley, LLC ("P&C"), counsel for the Trustee, in escrow, withdrawals with prejudice of their "Proofs of Claim" and the "Proof of Claim" of Paul Opotzner ("Opotzner") filed in the Bankruptcy Case. Upon the entry of the Final Order, the Trustee will cause P&C to file the withdrawals of the "Proofs of Claim" filed by Fisher, the Fisher Group, Goldberg and Opotzner.

         9. The Trustee will disburse the Estate Funds as follows, subject to obtaining such additional orders from the Bankruptcy Court as may be necessary or appropriate in the circumstances:



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                  (a) The Trustee shall make all distributions in strict
compliance with 11 U.S.C. ss.726, including administrative expenses, all allowed proofs of claim (priority and general unsecured), tardily filed allowed proofs of claim, interest on claims as allowed by the Bankruptcy Code, and allowed proofs of interest, except that no payments pursuant to this subparagraph shall be made to any Party. In paying administrative expenses, the Trustee shall pay one-third of the Estate Funds as attorneys' fees to his special counsel in the Adversary Proceeding. The distributions to holders of allowed proofs of interest shall be determined as follows: Each shareholder of the Debtor holding an allowed proof of interest shall be paid an amount equal to one five-thousandth of the total Estate Funds remaining after all payments with higher priority under the Bankruptcy Code have been made, multiplied by the number of shares held by such shareholder.

                  (b) To the extent there are any Estate Funds remaining after the payments described in subparagraph (a), the balance will be divided equally and paid one-half to Gruder and one-half to Fisher or his designee as reimbursement of fees and expenses advanced herein.

         10. Gruder represents and warrants that IARC has only one class of common stock. Neither Gruder, IARC nor Dudchik has made any warranties, express or implied, with respect to the past, present or future value of the shares to be delivered pursuant to paragraph 7(a) or 7(b) hereof, or with respect to the future capital structure of IARC.



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         11. Nothing in this Settlement Agreement shall preclude the Trustee or any other Party from objecting to any Proof of Claim or Proof of Interest filed by a person or entity not a Party hereto. In particular:

                  (a) In the event that Opotzner's Proof of Claim has not been withdrawn pursuant to paragraph 8 of this Settlement Agreement before disbursement of the Estate Funds is to be made, Fisher will object to Opotzner's Proof of Claim and prosecute his objection with reasonable diligence. Gruder will cooperate in the prosecution of Fisher's objection. Any other Party to this Settlement Agreement may join in the prosecution of Fisher's objection or file and prosecute an independent objection.

                  (b) Gruder anticipates objecting to the Proof of Claim filed by the Internal Revenue Service on the ground that it was paid.

                  (c) In the event that Frank Bachinsky ("Bachinsky") files a Proof of Claim or Proof of Interest, Gruder will assert any good faith objection thereto and prosecute such objection with reasonable diligence. Any Party may join in the prosecution of Gruder's objection or file and prosecute an independent objection. Gruder represents that he is not aware of (a) any claims that Bachinsky has as a creditor of the Debtor, or (b) any claims by any creditor of the Debtor other than those listed on the schedules filed in the Bankruptcy Case.

         12. The Parties understand, acknowledge, and do not contest that the Trustee may notify the Debtor's creditors and shareholders of the existence of assets and/or potential assets to be received by the Debtor's estate.



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         13. (a) Simultaneously with the execution of this Settlement Agreement, the Fisher Group shall cause its counsel in the State Court Case to execute the following and deliver them in escrow to Gruder's counsel in the State Court
Case: (i) a withdrawal of action, a copy of which is annexed hereto as EXHIBIT I (the "Superior Court Withdrawal"); (ii) a Stipulated Withdrawal of Appeal and Cross-Appeal, a copy of which is annexed hereto as EXHIBIT J (the "Appellate Withdrawal"); and (iii) a Satisfaction of Judgment, a copy of which is annexed hereto as EXHIBIT K (the "Satisfaction").

                  (b) Upon the completion by Gruder of the acts described in paragraph 7, Gruder shall cause his counsel to execute and file the Superior Court Withdrawal and the Appellate Withdrawal.

                  (c) In the event the Superior Court rejects the Superior Court Withdrawal, Gruder shall cause his counsel to file the Satisfaction.

         14. Pending the entry of the Final Order, none of the Parties shall file or respond to any discovery requests filed by any other Party in the Bankruptcy Case or the Adversary Proceeding, or take any other actions in any forum inconsistent with this Settlement Agreement.

         15. Upon the entry of the Final Order, the Trustee shall cause his counsel to provide notice that the Injunction has been vacated and is of no further force or effect to (a) all persons to whom he or his counsel gave notice of the entry of the Injunction and (b) any persons to whom Gruder or IARC requests such notice to be provided.



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         16. Effective upon the entry of the Final Order, Gruder, Dudchik and
IARC, by virtue of their execution of this Agreement, do remise, release and forever discharge the Trustee, the Debtor's Bankruptcy Estate, the Debtor, Fisher, Goldberg, the Fisher Group and their agents, employees and attorneys, of and from any and all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments, extents, executions, damages, claims or demands, in law or in equity, which Gruder, Dudchik and IARC ever had, now have or hereafter can, shall or may have against the Trustee, the Debtor's Bankruptcy Estate, the Debtor, Fisher, Goldberg, the Fisher Group and their agents, employees and attorneys that are, were or could have been brought for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above, including but not limited to any proofs of claim and/or proofs of interest that are, were or could have been filed in the Bankruptcy Case, which claims, to the extent they were or may be filed, shall be deemed withdrawn. Nothing in this paragraph, however, shall operate to relieve the Trustee, the Debtor's Bankruptcy Estate, the Debtor, Fisher, Goldberg, the Fisher Group or their agents, employees and attorneys, from any obligation created by this Settlement Agreement or any Exhibit hereto, or as a release of any claim arising out of the breach of this Settlement Agreement or any Exhibit hereto.

         17. Effective upon the entry of the Final Order, the Trustee, by virtue of his execution of this Agreement, on behalf of himself and the Debtor's


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Bankruptcy Estate, does remise, release and forever discharge Gruder, Dudchik,
IARC, Fisher, Goldberg, the Fisher Group and their agents, employees, officers, directors and attorneys, of and from any and all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments, extents, executions, damages, claims or demands, in law or in equity, which the Trustee or the Debtor's Bankruptcy Estate ever had, now have or hereafter can, shall or may have against Gruder, Dudchik, IARC, Fisher, Goldberg, the Fisher Group and their agents, employees, officers, directors and attorneys that are, were or could have been brought for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above. Nothing in this paragraph, however, shall operate to relieve Gruder, Dudchik, IARC, Fisher, Goldberg, the Fisher Group or their agents, employees, officers, directors and attorneys, from any obligation created by this Settlement Agreement or any Exhibit hereto, or as a release of any claim arising out of the breach of this Settlement Agreement or any Exhibit hereto.

         18. Effective upon the entry of the Final Order, Fisher, Goldberg and the Fisher Group, by virtue of their execution of this Agreement, do remise, release and forever discharge Gruder, Dudchik, IARC, the Trustee, the Debtor's Bankruptcy Estate, the Debtor and their agents, employees, officers, directors and attorneys, of and from any and all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments,



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extents, executions, damages, claims or demands, in law or in equity, which
Fisher, Goldberg, and the Fisher Group ever had, now have or hereafter can, shall or may have against Gruder, Dudchik, IARC, the Trustee, the Debtor's Bankruptcy Estate, the Debtor and their agents, employees, officers, directors and attorneys that are, were or could have been brought for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above. Nothing in this paragraph, however, shall operate to relieve Gruder, Dudchik, IARC, the Trustee, the Debtor's Bankruptcy Estate, the Debtor or their agents, employees, officers, directors and attorneys, from any obligation created by this Settlement Agreement or any Exhibit hereto, or as a release of any claim arising out of the breach of this Settlement Agreement or any Exhibit hereto. Fisher, Goldberg and the Fisher Group further agree that, commencing as of the effective date of this Settlement Agreement, none of them will acquire any claims against Gruder, Dudchik or IARC from any third party; finance the prosecution of any claims (other than the claims now being asserted by the Trustee in the Adversary Proceeding) against Gruder, Dudchik or IARC being brought in the name of any other party; or act as a representative of any class, group, person or entity in any class action, derivative action or similar proceeding brought in a representative or derivative capacity against Gruder, Dudchik or IARC.

         19. Any disputes arising under this Settlement Agreement or any Exhibit hereto shall be resolved by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA



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Rules"). The arbitration shall take place in Fairfield County, Connecticut before a single arbitrator. The Parties jointly designate William Narwold as the arbitrator. The prevailing party shall be awarded its attorneys' fees and costs. Should William Narwold be unable or unwilling to serve, the Parties involved in the dispute shall have two weeks from receipt of notice of William Narwold's inability or unwillingness to serve within which to agree on the identity of the arbitrator. If the Parties are unable to agree, the arbitrator shall be selected pursuant to the AAA Rules then in effect.

         20. This Settlement Agreement and the Exhibits hereto embody the entire agreement and understanding of the Parties and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof. No Party has made any warranty or representation to any other Party on which such Party is relying in executing this Settlement Agreement except as expressly set forth herein.

         21. This Settlement Agreement and the Exhibits hereto shall be construed and enforced in accordance with federal bankruptcy law insofar as federal bankruptcy law provides the controlling rule of decision, but otherwise in accordance with the law of the State of Connecticut except for that state's laws with respect to conflicts of law.

         22. This Settlement Agreement and the Exhibits hereto shall be binding on the Parties and their respective successors and assigns, and shall inure to the benefit of and shall be enforceable only by the Parties and their respective heirs, executors, personal representatives, successors and assigns. There is no third



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party not a signatory to this Settlement Agreement or the Exhibits hereto upon whom the Parties intend to confer any benefit, and no person or entity shall be entitled to claim third-party beneficiary status with respect to this Settlement Agreement or any Exhibit hereto.

         23. Any notice required or permitted under this Settlement Agreement or any Exhibit hereto shall be in writing, shall be effective upon receipt, and shall be delivered personally or sent (i) by facsimile transmission, (ii) by certified U.S. Mail, return receipt requested, postage prepaid, or (iii) by recognized overnight delivery service to the Parties as follows:

                  (a)      As to Gruder:

                           Robert F. Gruder
                           Chief Executive Officer
                           Information Architects Corporation
                           4064 Colony Road, Suite 100
                           Charlotte NC 28211
                           facsimile: 704-365-5175

                           with a copy to:

                           Frank J. Silvestri, Jr.
                           Zeldes, Needle & Cooper
                           P.O. Box 1740
                           1000 Lafayette Boulevard
                           Bridgeport, CT 06601
                           facsimile:  203-333-1489

                  (b)      As to Dudchik:

                           Thomas J. Dudchik
                           314 Town Road
                           East Haddam, CT  06423
                           facsimile: none


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                           with a copy to:

                           Frank J. Silvestri, Jr.
                           Zeldes, Needle & Cooper
                           P.O. Box 1740
                           1000 Lafayette Boulevard
                           Bridgeport, CT 06601
                           facsimile:  203-333-1489

                  (c)      As to IARC:

                           Information Architects Corporation
                           Attn: Chief Executive Officer
                           4064 Colony Road, Suite 100
                           Charlotte NC 28211
                           facsimile:  704-365-5175

                           with a copy to:

                           Frank J. Silvestri, Jr.
                           Zeldes, Needle & Cooper
                           P.O. Box 1740
                           1000 Lafayette Boulevard
                           Bridgeport, CT 06601
                           facsimile:  203-333-1489

                  (d)      As to the Trustee:

                           Richard Belford
                           Belford and Belford
                           9 Trumbull Street
                           New Haven CT 06511
                           facsimile: 203-865-0869

                           with a copy to:

                           Elizabeth J. Austin, Esq.
                           Pullman & Comley, LLC
                           850 Main Street
                           P.O. Box 7006
                           Bridgeport, CT  06604-7006
                           facsimile: 203-576-8888


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                           and

                           Melvin A. Brosterman, Esq.
                           Stroock & Stroock & Lavan, LLP
                           180 Maiden Lane
                           New York, NY  10038-4982
                           facsimile: 212-806-6006

                  (e)      As to Fisher:

                           Mark B. Fisher
                           c/o MBF Clearing Corp.
                           One North End Avenue
                           World Financial Center
                           Suite 1201
                           New York, NY  10282-1101
                           facsimile: 212-845-4197

                           with a copy to:

                           Marc J. Isaacs, Esq.
                           Marc J. Isaacs, P.C.
                           777 Third Avenue
                           19th Floor
                           New York, NY  10017
                           facsimile: 212-751-5445

                  (f)      As to Goldberg:

                           Steven R. Goldberg
                           One North End Avenue
                           World Financial Center
                           Suite 1201
                           New York, NY 10282-1101
                           facsimile: 212-845-5102

                  (g)      As to the Fisher Group:

                           Mark B. Fisher
                           c/o MBF Clearing Corp.
                           One North End Avenue
                           World Financial Center
                           Suite 1201
                           New York, NY  10282-1101
                           facsimile: 212-845-4197
                           with a copy to:

                           Marc J. Isaacs, Esq.
                           Marc J. Isaacs, P.C.
                           777 Third Avenue
                           19th Floor
                           New York, NY  10017
                           facsimile: 212-751-5445

                            and

                           Melvin A. Brosterman, Esq.
                           Stroock & Stroock & Lavan, LLP
                           180 Maiden Lane
                           New York, NY  10038-4982
                           facsimile: 212-806-6006

                           and

                           Elizabeth J. Austin, Esq.
                           Pullman & Comley, LLC
                           850 Main Street
                           P.O. Box 7006
                           Bridgeport, CT  06604-7006
                           facsimile: 203-576-8888

Any Party may change its address or the designation of the person to whom copies of notices are to be directed by giving notice in accordance with this paragraph.

         24. This Settlement Agreement and the Exhibits hereto may be executed simultaneously in a number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute a single agreement. Gruder, IARC, Dudchik and the Trustee acknowledge that the Trustee will file the Motion to Approve Settlement if Fisher signs this Settlement Agreement and applicable Exhibits as agent for Goldberg and the members of the Fisher Group; provided, however, that before the Hearing Fisher must produce either copies of this Settlement Agreement and applicable Exhibits executed by Goldberg and all members of the Fisher Group, or properly executed powers of attorney authorizing Fisher to execute this Settlement Agreement and applicable Exhibits on their behalf. If, on the date on which the Hearing is scheduled, all necessary signatures have not been obtained, the Hearing will be adjourned for such time as Fisher may require to obtain all such signatures.

         25. This Settlement Agreement may only be amended by a writing signed by all of the Parties. Notwithstanding the foregoing, Exhibits to this Settlement Agreement may be amended in accordance with the terms thereof.

         26. In the event that (a) the Motion to Approve Settlement is denied by or as the result of an order or judgment of any court that is final after the exhaustion of all appeals, or after the expiration of the time for any appeal or motion for extension of time to appeal with no appeal or motion having been filed, or (b) the Motion to Approve Settlement is withdrawn pursuant to paragraph 5 hereof, this Settlement Agreement and the Exhibits hereto shall be null and void ab initio and of no force or effect, any escrows created pursuant to this Settlement Agreement, the Cash Escrow Agreement and the Stock Escrow Agreement shall be terminated, and all documents and property being held in escrow pursuant to this Settlement Agreement or any Exhibit hereto shall be delivered, free of escrow, to the Party who initially deposited it in escrow.

         27. The Parties acknowledge that they and their counsel have had the opportunity to participate equally in the drafting of this Settlement Agreement and the Exhibits hereto. In the event of a dispute, no party shall be treated, for any purpose, as the author of this Settlement Agreement or any Exhibit, nor have any ambiguity resolved against him, her or it on account thereof.

         28. Nothing in this Settlement Agreement or any Exhibit may be deemed, construed or claimed to be an admission of, or to constitute a determination of any liability or wrongdoing by or on behalf of any Party.

         29. Except for such disclosures as may be (a) reasonably necessary to effectuate the transactions contemplated by this Settlement Agreement and the Exhibits hereto; (b) reasonably necessary to enable the Trustee to fulfill his duties as the Debtor's Chapter 7 Trustee; (c) required by law; (d) compelled by legal process; (e) made in connection with any arbitration proceeding commenced under this Settlement Agreement or any Exhibit; or (f) reasonably necessary in connection with the obtaining of professional advice from a legal, financial or tax advisor, the Parties shall maintain this Settlement Agreement and Exhibits in confidence and not disclose the provisions or terms thereof to any other person or entity. In particular, the Parties agree that a copy of this Settlement Agreement shall be annexed to the Motion to Approve Settlement.

         30. The Parties agree not to make disparaging, critical or otherwise detrimental statements or comments, orally or in writing, to any person or entity about any Party to this Settlement Agreement based on claims or events at issue in the State Court Case, the State Court Appeal, the Bankruptcy Case or the Adversary Proceeding; provided, however, that nothing in this paragraph shall impose any limitations on communications made in the circumstances enumerated in paragraph 29 of this Settlement Agreement. The term "disparaging" shall mean tending, directly or by implication, to create a negative impression in the minds of a reasonable audience.

         31. This Settlement Agreement and the Exhibits hereto constitute a unitary agreement. All Exhibits are incorporated as substantive provisions of this Settlement Agreement. If any one or more provisions of this Settlement Agreement or any Exhibit is disapproved or declared unenforceable by a final and unappealable order of a court of competent jurisdiction, the entire Settlement Agreement and all Exhibits shall be unenforceable, void ab initio, and of no further force or effect.

         IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first written above.


                                                -------------------------------
                                                Robert F. Gruder

                                                INFORMATION ARCHITECTS
                                                CORPORATION


                                                By:
                                                   ----------------------------
                                                     [print name]
                                                     Its


                                                -------------------------------
                                                Thomas J. Dudchik


                                                -------------------------------
                                                Richard Belford, Trustee

                                                -------------------------------
                                                Mark B. Fisher


                                                -------------------------------
                                                Steven R. Goldberg


                                                -------------------------------
                                                Andrew Kaplan


                                                -------------------------------
                                                Kenneth Carter


                                                -------------------------------
                                                John R. Conhenney


                                                -------------------------------
                                                Brian Donahue


                                                -------------------------------
                                                Randi Fisher


                                                -------------------------------
                                                Jonathan Fleisig


                                                -------------------------------
                                                Thomas Hansen


                                                -------------------------------
                                                Melvin A. Brosterman


                                                -------------------------------
                                                Bernard A. Hoffman

                                                -------------------------------
                                                Joseph F. Joyce


                                                -------------------------------
                                                Jack Kamin


                                                -------------------------------
                                                Dennis Maloney


                                                -------------------------------
                                                Edmond Mekertichian


                                                -------------------------------
                                                Russell Paparo


                                                -------------------------------
                                                Neil Rosenfeld


                                                -------------------------------
                                                Robert Shearman


                                                -------------------------------
                                                Keith Simons


                                                -------------------------------
                                                Joann P. Visconto


                                                -------------------------------
                                                Donald Vogel


                                                -------------------------------
                                                Joel Weisman

EXHIBITS:

A.       List of Persons from Whom Fisher Acquired Shares in Debtor

B.       Motion to Stay Bankruptcy Appeal

C.       Cash Escrow Agreement

D.       Motion to Approve Settlement

E.       Registration Rights Agreement

F.       Promissory Note

G.       Security Agreement

H.       Stock Escrow Agreement

I.       Superior Court Withdrawal

J.       Withdrawal of State Court Appeal

K.       Satisfaction of Judgment